UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2022

BuzzFeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 East 18th Street

New York, New York 10003

(Address of registrant’s principal executive offices, and zip code)

(646) 589-8592

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure

On May 25, 2022 at the annual meeting of stockholders of BuzzFeed, Inc. (the “Company”), Jonah Peretti, CEO of the Company, stated that, as the Company has previously announced in its latest earnings release, for the second quarter of 2022 the Company expects that its overall revenue will grow by a low 20’s percentage year over year and surpass $100 million for the first time in the Company’s history. In addition, Mr. Peretti said that the Company expects to be Adjusted EBITDA profitable for the second quarter and the full year of 2022.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of such disclosure. The information furnished pursuant to this Current Report on Form 8-K shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

Forward-Looking Statements

The statements contained above regarding the Company’s revenues and Adjusted EBITDA constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the sections entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure and represents a key metric used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net income (loss), excluding the impact of net income (loss) attributable to noncontrolling interests, income tax provision (benefit), interest expense, interest income, other income, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, public company readiness costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations.

We believe Adjusted EBITDA is relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and our Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of historical non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included in our earnings releases which have been furnished to the SEC.  Reconciliations of forward-looking non-GAAP financial measures are not presented because, in accordance with SEC rules, they are not available without unreasonable effort.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 25, 2022
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer